                                                                  EXHIBIT (c)(1)

                                                                  CONFORMED COPY

================================================================================

                          AGREEMENT AND PLAN OF MERGER



                                  By and Among



                                GEC Incorporated



                            George Acquisition Corp.



                                      and



                               Reltec Corporation



                           Dated as of March 1, 1999



================================================================================

                               TABLE OF CONTENTS

                                                       Page

                                   ARTICLE I

                                   The Offer
                                   ---------

SECTION 1.1.  The Offer...................................  2
SECTION 1.2.  Company Action..............................  4
SECTION 1.3.  Boards of Directors and Committees;.........  6
                Section 14(f)


                                  ARTICLE II

                                  The Merger
                                  ----------

SECTION 2.1.  The Merger..................................  8
SECTION 2.2.  Effective Time; Closing.....................  8
SECTION 2.3.  Effects of the Merger; Subsequent...........  9
                Actions
SECTION 2.4.  Certificate of Incorporation and............  9
                By-Laws
SECTION 2.5.  Directors................................... 10
SECTION 2.6.  Officers.................................... 10
SECTION 2.7.  Conversion of Shares........................ 10
SECTION 2.8.  Employee Stock Options...................... 10
SECTION 2.9.  Stockholders' Meeting....................... 12


                                  ARTICLE III

                     Dissenting Shares; Exchange of Shares
                     -------------------------------------

SECTION 3.1.  Dissenting Shares........................... 13
SECTION 3.2.  Exchange of Certificates.................... 14


                                  ARTICLE IV

                 Representations and Warranties of the Company
                 ---------------------------------------------

SECTION 4.1.  Organization and Qualification;............. 16
                Subsidiaries
SECTION 4.2.  Capitalization of the Company and........... 17
                its Subsidiaries
SECTION 4.3.  Authority Relative to this Agreement........ 18
SECTION 4.4.  Non-Contravention; Required Filings......... 20
                and Consents
SECTION 4.5.  Reports..................................... 21

SECTION 4.6.  Absence of Certain Changes;................. 23
                Derivatives
SECTION 4.7.  Schedule 14D-9; Offer Documents;............ 24
                Proxy Statement
SECTION 4.8.  Finder's Fee................................ 25
SECTION 4.9.  Absence of Litigation....................... 25
SECTION 4.10. Taxes....................................... 26
SECTION 4.11. Employee Benefits........................... 28
SECTION 4.12. Compliance; Permits......................... 31
SECTION 4.13. Environmental Matters....................... 32
SECTION 4.14. Intellectual Property....................... 35
SECTION 4.15. Significant Agreements...................... 39
SECTION 4.16. Insurance................................... 40
SECTION 4.17. Labor Matters............................... 40
SECTION 4.18. Year 2000................................... 40


                                   ARTICLE V

                 Representations and Warranties of Parent.and
                 --------------------------------------------
                                Acquisition Sub
                                ---------------

SECTION 5.1.  Organization................................ 41
SECTION 5.2.  Authority Relative to this Agreement........ 41
SECTION 5.3.  Non-Contravention; Required Filings......... 42
                and Consents
SECTION 5.4.  Offer Documents; Schedule 14D-9;............ 43
                Proxy Statement
SECTION 5.5.  No Prior Activities......................... 44
SECTION 5.6.  Finder's Fee................................ 44
SECTION 5.7.  Financing................................... 44
SECTION 5.8.  Parent Not an Interested Stockholder........ 44


                                  ARTICLE VI

                                   Covenants
                                   ---------

SECTION 6.1.  Conduct of Business of the Company.......... 45
SECTION 6.2.  Proxy Statements............................ 48
SECTION 6.3.  Access to Information; Confidentiality...... 48
                Agreement
SECTION 6.4.  Reasonable Best Efforts..................... 49
SECTION 6.5.  Public Announcements........................ 50
SECTION 6.6.  Indemnification; Insurance.................. 50
SECTION 6.7.  Notification of Certain Matters............. 51
SECTION 6.8.  Employee Plans.............................. 52
SECTION 6.9.  No Solicitation............................. 53
SECTION 6.10. Agreements With Sellers (or their........... 54 affiliates)

SECTION 6.11.   Employee Matters.......................... 55
SECTION 6.12.   Acquisition Sub........................... 55
SECTION 6.13.   FIRPTA Affidavit.......................... 55
SECTION 6.14.   Third Party Standstill Agreements;........ 55
                 Tortious Interference


                                  ARTICLE VII

                   Conditions to Consummation of the Merger
                   ----------------------------------------

SECTION 7.1.  Conditions to the Company's, Parent's....... 56
                and Acquisition Sub's Obligation
                to Effect the Merger


                                 ARTICLE VIII

                        Termination; Amendment; Waiver
                        ------------------------------

SECTION 8.1.  Termination................................. 57
SECTION 8.2.  Effect of Termination....................... 58
SECTION 8.3.  Fees and Expenses........................... 58
SECTION 8.4.  Amendment................................... 58
SECTION 8.5.  Extension; Waiver........................... 59


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

SECTION 9.1.  Non-Survival of Representations and......... 59
                Warranties
SECTION 9.2.  Entire Agreement; Assignment................ 60
SECTION 9.3.  Notices..................................... 60
SECTION 9.4.  Governing Law............................... 62
SECTION 9.5.  Parties in Interest......................... 62
SECTION 9.6.  Remedies.................................... 63
SECTION 9.7.  Severability................................ 63
SECTION 9.8.  Interpretation.............................. 63
SECTION 9.9.  Certain Definitions......................... 64
SECTION 9.10. Counterparts................................ 65

Annex A - Offer Conditions

                         AGREEMENT AND PLAN OF MERGER, dated as of March 1,
                    1999, is by and among RELTEC CORPORATION, a Delaware corporation (the "Company"), GEC Incorporated, a Delaware
                                      -------
                    corporation ("Parent"), and GEORGE ACQUISITION CORP., a
                                  ------
                    Delaware corporation ("Acquisition Sub").
                                           ---------------

          WHEREAS, the Boards of Directors of Parent, Acquisition Sub, and the Company have each approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, in furtherance thereof, it is proposed that Acquisition Sub shall make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to acquire all outstanding shares of common
                           -----
stock, par value $0.01 per share, of the Company (the "Shares"), for a cash
                                                       ------
amount of $29.50 per Share net to the selling stockholders (such amount, or any greater amount per Share paid pursuant to the Offer, being hereinafter referred to as the "Per Share Amount") in accordance with the terms and subject to the
           ----------------
conditions provided for herein;

          WHEREAS, simultaneously with the execution and delivery hereof, Parent, Acquisition Sub, KKR Associates, L.P., KKR Partners II, L.P. and CMT Associates, L.P. (collectively, the "Sellers"), are entering into a stockholder
                                     -------
agreement and proxy (the "Stockholder Agreement") pursuant to which the Sellers
                          ---------------------
have agreed, among other things, to tender all of the Shares held by the Sellers (the "KKR Shares") to Acquisition Sub pursuant to the Offer and grant to
      ----------
Acquisition Sub an option to purchase the KKR Shares (the "Option");
                                                           ------

          WHEREAS, the Board of Directors of the Company (the "Board") has (i)
                                                               -----
determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer, the Merger and the transactions contemplated by the Stockholder Agreement and (iii) recommended in satisfaction of all applicable requirements for Board action under Section 251 of the General Corporation Law of the State of Delaware ("Delaware Law") in order for the
                                           ------------
Merger to be validly approved that the stockholders of the Company accept the Offer, tender their Shares thereunder and, to the extent required by applicable law, approve and adopt this Agreement and the Merger; and

          WHEREAS, the Boards of Directors of Parent and Acquisition Sub have each approved the merger (the "Merger") of Acquisition Sub with and into the
                               ------
Company following the Offer in accordance with the Delaware Law upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition Sub hereby agree as follows.


                                   ARTICLE I

                                   The Offer
                                   ---------

          SECTION 1.1.  The Offer.
                        ---------

          (a) Subject to the conditions of this Agreement including those set forth in Annex A hereto, as promptly as practicable, but in no event later than the fifth business day following the initial public announcement of the terms of this Agreement (which shall occur as promptly as practicable but in no event later than 24 hours after the execution hereof), Acquisition Sub shall commence (within the meaning of Rule 14d-2(a) of the Exchange Act) the Offer to purchase all of the outstanding Shares at the Per Share Amount net to the seller in cash. The obligation of Acquisition Sub to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject to the condition that a number of Shares representing not less than a majority of the Company's outstanding Shares (on a fully diluted basis excluding any Employee Options (as defined in Section 2.8) which are not exercisable as of the date of such calculation) shall have been validly tendered and not withdrawn prior to the expiration date of the Offer (the "Minimum Condition"), and the obligation of Acquisition Sub to
                 -----------------
     commence the Offer and accept for payment and pay for Shares tendered pursuant to the Offer shall be subject to the other conditions set forth in Annex A hereto. The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (determined using Rule 14-1(c)(6) under the Exchange Act). If, on any scheduled expiration date of the Offer, the conditions set forth in clauses (ii), (iii) or (iv) of Annex A have not been satisfied or waived, at the written request of the Company, Acquisition Sub shall, from time to time, extend the expiration date of the Offer for the period set forth in such written requests. It is agreed that the

     Minimum Condition and the other conditions set forth in Annex A hereto are for the sole benefit of Acquisition Sub and may be asserted by Acquisition Sub regardless of the circumstances giving rise to any such condition. Acquisition Sub expressly reserves the right in its sole discretion to waive, in whole or in part at any time or from time to time, any such condition, to increase the price per Share payable in the Offer or to make any other changes in the terms and conditions of the Offer, provided that, unless previously approved by the Company in writing, no
     --------
     change may be made that decreases the price per Share payable in the Offer, changes the form of consideration payable in the Offer, reduces the maximum number of Shares to be purchased in the Offer, imposes conditions to the Offer in addition to those set forth in Annex A hereto, changes the expiration date of the Offer or otherwise amends, adds or waives any term or condition of the Offer in any manner adverse to the holders of Shares, and provided, further, that Acquisition Sub shall not waive the Minimum
         --------  -------
     Condition without the prior written consent of the Company.
     Notwithstanding the foregoing, Acquisition Sub may, without the consent of the Company, (i) extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to Acquisition Sub's obligation to purchase Shares are not satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for a period of not more than 5 business days beyond the expiration date that would otherwise be permitted under clause (i) of this sentence, if on the date of such extension (x) less than 90% of the Shares on a fully diluted basis have been validly tendered and not properly withdrawn pursuant to the Offer and (y) Acquisition Sub has permanently waived all of the conditions to the Offer set forth in Annex A (other than the conditions set forth in clause (v)(b) of Annex A) and (iii) extend the Offer for any period required by any regulation, rule, interpretation or position of the Securities and Exchange Commission ("SEC") or the staff thereof applicable to the Offer. On the terms and
       ---
     subject to the conditions of the Offer and this Agreement, Acquisition Sub shall, and Parent shall cause Acquisition Sub to, pay for all Shares validly tendered and not withdrawn pursuant to the Offer that Acquisition Sub becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer and in any event no later than the close of business on the business day following the expiration of the Offer. Notwithstanding anything to the contrary contained in this Agreement, Parent and Acquisition Sub shall not be required to commence the

     Offer in any jurisdiction other than the United States of America.

          (b) As soon as practicable on the date of commencement of the Offer, Parent and Acquisition Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer which will contain the Offer to Purchase and the related Letter of Transmittal (collectively and together with any supplements or amendments thereto, the "Offer Documents"). The
                                                      ---------------
     Offer Documents will comply in all material respects with the provisions of applicable federal law. Parent, Acquisition Sub and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and Parent and Acquisition Sub each further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their filing with the SEC and shall be provided with any comments Parent, Acquisition Sub and their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

          SECTION 1.2.  Company Action.
                        --------------

          (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Board, at a meeting duly called and held on February 28, 1999, unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger are fair to and in the best interests of the stockholders of the Company,
     (ii) approved this Agreement and the transactions contemplated hereby, including the Offer, the Merger and the transactions contemplated by the Stockholder Agreement and (iii) recommended in satisfaction of all applicable requirements for Board action under Section 251 of the Delaware Law in order for the Merger to be validly approved that the stockholders of the Company accept the offer, tender their Shares thereunder and, to the extent required by applicable law, approve and adopt this Agreement and the Merger. The Company further represents and warrants that each of Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. (collectively, the "Company's Financial
     --------------------

     Advisors") has delivered to the Board its opinion dated as of February 28,
     ---------
     1999 to the effect that, as of such date, the consideration to be received by the holders of Shares (other than Parent and its affiliates) pursuant to this Agreement and Plan of Merger is fair to such holders from a financial point of view (the "Fairness Opinions"). As of the date hereof, the Company
                         -----------------
     has been authorized by the Company's Financial Advisors to permit the inclusion of the Fairness Opinions in their entirety or reference thereto (subject to the Company's Financial Advisors prior approval of any such reference) in the Offer to Purchase, the Schedule 14D-9, the Proxy Statement or any other document required to be distributed to the Company's stockholders referred to below. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Board described in this Section 1.2(a).

          (b) The Company shall file with the SEC and mail to holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") containing the
                                                 --------------
     recommendations described in Section 1.2(a), and shall mail the Schedule 14D-9 to the stockholders of the Company promptly after the commencement of the Offer. Such Schedule 14D-9 shall be filed on the same date as the
     Schedule 14D-1 is filed and mailed together with the Offer Documents.  The
     Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws. Subject to Section 6.9(d), the
     Schedule 14D-9 shall at all times contain the determinations, approvals and recommendations described in Section 1.2(a). Parent, Acquisition Sub and the Company each agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent, Acquisition Sub and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its filing with the SEC and shall be provided with any comments the Company and its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments. Parent and Acquisition Sub agree to provide such information necessary for the preparation of the exhibits and schedules to the Schedule 14D-9 which the Company shall reasonably request.

          (c) In connection with the Offer, the Company will promptly furnish Acquisition Sub with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date and shall furnish Acquisition Sub with such additional information and assistance (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) as Acquisition Sub or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Acquisition Sub and its affiliates and associates shall hold in confidence the information contained in such labels, listings and files, will use such information only in connection with the Offer or the Merger, and, if this Agreement shall be terminated, will promptly deliver to the Company all copies of such information then in their possession.

          SECTION 1.3.  Boards of Directors and Committees; Section 14(f).
                        -------------------------------------------------

          (a) Promptly upon the purchase by Acquisition Sub of a majority of the outstanding Shares pursuant to the Offer or the purchase by Acquisition Sub of the KKR Shares upon exercise of the Option pursuant to the stockholder agreement, and from time to time thereafter, Acquisition Sub shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board that equals the product of (i) the total number of directors on the Board (giving effect to the election of any additional directors pursuant to this Section) multiplied by (ii) the percentage that the number of Shares owned by Acquisition Sub and its affiliates (including any Shares purchased pursuant to the Offer and the Stockholder Agreement) bears to the total number of outstanding Shares; provided, however, that until the Effective Time there shall be at least
     --------  -------
     two Continuing Directors (as defined herein); and the Company shall, upon request by Acquisition Sub, promptly either increase the size of the Board or use its best efforts to secure the resignation of such number of directors as is necessary to enable Acquisition Sub's designees to be elected to the Board and shall cause Acquisition Sub's designees to be so elected. Promptly upon request by Acquisition Sub, the Company will use its best efforts to cause persons designated by Acquisition Sub to constitute the same percentage as is on the Board of (i) each committee of the Board, (ii) each board of directors of each subsidiary of the Company designated by Acquisition Sub and (iii) each committee of each such board. Notwithstanding the foregoing, until the time Acquisition Sub purchases Shares representing a majority of the Company's voting power on a fully-diluted basis, the Company shall use its best efforts to ensure that all of the members of the Board and such boards and committees as of the date hereof who are not employees of the Company or affiliates of the Sellers shall remain members of the Board and such boards and committees until the Effective Time (as defined in Section 2.2).

          (b) The Company's obligations to appoint designees to the Board shall be subject to Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 promulgated thereunder. The
                   ------------
     Company shall promptly take all actions required pursuant to Section 14(f) and Rule l4f-1 in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1. Parent or Acquisition Sub will supply to the Company in writing and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (c) After the time that Acquisition Sub's designees constitute at least a majority of the Board and until the Effective Time, any action by the Company with respect to this Agreement and the transactions contemplated hereby which materially and adversely affects the interests of the stockholders of the Company other than Parent and its affiliates, shall require the approval of a majority of the then serving directors, if any, who are directors as of the date hereof (the "Continuing Directors"). If
                                                   --------------------
     there is more than one Continuing Director and, prior to the Effective Time, the number of Continuing Directors is reduced for any reason, the remaining Continuing Director shall be entitled to designate a person to fill such vacancies, who shall be deemed a Continuing Director for purposes of this Agreement. In the event there is only one Continuing Director and he or she resigns or is removed or if all Continuing Directors resign or are removed, he, she or they, as applicable, shall be entitled to designate his, her or their successors, as the case may be, each of whom shall be deemed a Continuing Director for purposes of this Agreement. The Board shall not delegate any matter set forth in this Section 1.3 to any committee of the Board.

                                   ARTICLE II

                                   The Merger
                                   ----------

          SECTION 2.1.  The Merger.  At the Effective Time and upon the terms
                        ----------
and subject to the conditions of this Agreement and Delaware Law, Acquisition Sub shall be merged with and into the Company, whereupon the separate corporate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At Acquisition Sub's
                            ---------------------
option, subject to Section 9.2 hereof, the Merger may be structured so that any direct or indirect wholly owned subsidiary of The General Electric Company, p.l.c. ("GEC, p.l.c.") (or the successor to the non-defense business of GEC,
         -----------
p.l.c.) other than Acquisition Sub is merged with and into the Company; provided
                                                                        --------
that Parent shall continue to be responsible for its and Acquisition Sub's obligations hereunder. In the event of such election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

          SECTION 2.2.  Effective Time; Closing.  As soon as practicable after
                        -----------------------
the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto will file a certificate of merger or, in the event Acquisition Sub holds 90% or more of the outstanding Shares, a Certificate of Ownership and Merger, in either case, in form and substance satisfactory to Parent and the Company, with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger (the "Certificate of Merger"). The Merger shall become effective at such time as
      ---------------------
the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (the "Effective Time"). Prior to such filing, a closing (the
                  --------------
"Closing") shall be held at the place designated by Parent in New York, New York
--------
for the purpose of confirming the satisfaction or waiver of the conditions set forth in Article VII. The date on which the Closing occurs is referred to herein as the "Closing Date".
               ------------

          SECTION 2.3.  Effects of the Merger; Subsequent Actions.
                        -----------------------------------------

          (a) The Merger shall have the effects set forth in Delaware Law. Without limiting the generality of the foregoing, and subject thereto and any other applicable laws, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts liabilities, restrictions, disabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.

          (b) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or Acquisition Sub acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Acquisition Sub, all such deeds, bills of sale, assignments, assumption agreements and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of the Surviving Corporation or otherwise to carry out this Agreement.

          SECTION 2.4.  Certificate of Incorporation and By-Laws.
                        ----------------------------------------

          (a) The Certificate of Incorporation of Acquisition Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law; provided that the name of the Surviving Corporation as set
                     --------
     forth in its Certificate of Incorporation shall be changed at the Effective Time to reflect RELTEC CORPORATION as the name of the Surviving Corporation.

          (b) The By-Laws of Acquisition Sub in effect at the Effective Time shall be the By-Laws of the

     Surviving Corporation until amended in accordance with applicable law.

          SECTION 2.5.  Directors.  The directors of Acquisition Sub at the
                        ---------
Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

          SECTION 2.6.   Officers.  The officers of Acquisition Sub at the
                         --------
Effective Time, and/or any individuals designated by Parent, shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

          SECTION 2.7.  Conversion of Shares.  At the Effective Time, by virtue
                        --------------------
of the Merger and without any action on the part of Parent, Acquisition Sub, the Company or the holder of any of the following securities:

          (a) Subject to Section 2.7(b), each Share issued and outstanding immediately prior to the Effective Time (other than Shares referred to in
     Section 2.7(b) hereof and Dissenting Shares (as hereinafter defined)), shall by virtue of the Merger and without any action on the part of the holder thereof be converted into the right to receive an amount equal to the Per Share Amount in cash, without interest (the "Merger
                                                          ------
     Consideration").
     -------------

          (b) Each Share that is owned by the Company or by any wholly owned subsidiary of the Company and each Share that is owned by Parent, Acquisition Sub or any other wholly owned subsidiary of Parent shall continue to be outstanding and shall not be cancelled or retired and no consideration shall be delivered in exchange therefor.

          (c) Each share of Common Stock, par value $0.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

          SECTION 2.8.  Employee Stock Options.  (a)  Each unvested, outstanding
                        -----------------------
option to purchase Shares (including any time options or performance options)

("Employee Options") issued pursuant to the Amended and Restated 1995 Stock
------------------
Purchase and Option Plan for Employees of Reltec

Holdings, Inc. (the "1995 Plan") and Subsidiaries and The 1998 Equity
                     ---------
Participation Plan of Reltec Corporation (collectively, the "Company Stock
                                                             -------------
Plans") may be accelerated in connection with any change of control (as defined
-----
in the applicable Company Stock Plans) that results from the Offer or the Merger, except for the following:

          (i) Employee Options issued under the 1995 Plan to former employees of Rainford Group, plc that vest based upon performance will not be accelerated but shall be converted as of the Effective Time into options that vest in equal installments over the performance measurement period remaining after the Effective Time;

          (ii) Employee Options issued to former employees of Positron Fiber Systems Corporation that by their current terms terminate upon a change of control will terminate;

          (iii) Employee Options issued since the Company's initial public offering in March 1998 will not be accelerated (other than so-called "Stock in the Future" options which will accelerate).

          (b) At the Effective Time, each outstanding vested Employee Option (including any such option which has vested as a result of acceleration as set forth in Section 2.8(a)) shall, subject to Section 2.8(d), be cancelled by the Company, and each holder of any such cancelled vested Employee Option shall be entitled to receive from the Company or, at Parent's option, any subsidiary of the Company (in each case, with funds provided, directly or indirectly, by GEC, p.l.c. (or any successor to the non-defense business)) in consideration for cancellation an amount in cash (less applicable withholding Taxes (as defined in Section 4.10 hereof)) equal to the product of (i) the number of Shares subject to such vested Employee Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such vested Employee Option.

          (c) At the Effective Time, each outstanding unvested Employee Option (other than options that by their terms are cancelled or terminated) shall not be cancelled or exercised but shall be amended and converted into phantom stock units equivalent to a number of ordinary shares of GEC, p.l.c. ("GEC Shares")
                                                                 ----------
(rounded down to the nearest whole share) determined by multiplying the number of Shares subject to such unvested Employee Option by the Conversion Ratio (as defined below), at a price per GEC Share equivalent (rounded up to the nearest whole penny) equal to (A) the exercise price for the Shares previously purchasable pursuant to such unvested Employee Option converted into pounds sterling at the Noon Buying Rate (as defined below) divided by (B) the Conversion Ratio (each, as so adjusted, a "Substitute Phantom Unit"). The value of each Substitute
                   -----------------------
Phantom Unit will be payable upon exercise (less applicable withholding Taxes), at Parent's election, in cash or GEC Shares (provided that such GEC Shares are
                                             --------
publicly traded on the London Stock Exchange or a U.S. stock exchange) valued at the closing sales price for a GEC Share on the London Stock Exchange (the "LSE")
                                                                           ---
on the date of exercise and shall have other terms and conditions comparable to those of the unvested Employee Option replaced by such Substitute Phantom Unit. The "Conversion Ratio" shall be equal to the Merger Consideration converted into
     ----------------
pounds sterling at the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on the date of the Effective Time (the "Noon Buying Rate") divided by
                                                 -----------------
an amount equal to the average of the closing price for a GEC Share on the LSE for the twenty trading days preceding the Effective Time and weighted for trading volumes of GEC Shares on each such day. In the event another company becomes the successor ultimate parent of Parent, the shares of such successor will be substituted for GEC Shares on an equitable basis.

          (d) Subject to the need to comply with applicable legal requirements, Parent shall provide to each holder of a vested Employee Option that is to be cancelled at the Effective Time in lieu of the positive cash payment pursuant to
Section 2.8(b), an alternative of converting such vested Employee Option into Substitute Phantom Units on the same basis described in Section 2.8(c).

          SECTION 2.9.  Stockholders' Meeting.  (a) If the adoption of this
                        ---------------------
Agreement by the stockholders of the Company is required by Delaware Law, the Company, acting through the Board, shall as soon as practicable after the purchase of Shares by Acquisition Sub pursuant to the Offer or the Stockholder
Agreement:

          (i) duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of considering and taking action upon this Agreement and the Merger (the "Stockholders Meeting"). Without limiting
                                    --------------------
     the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 2.9(a)(i) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined herein).

          (ii) include in the Proxy Statement (as defined in Section 4.7) the recommendation of the Board sufficient to satisfy all applicable requirements for Board action under Section 251 of the Delaware Law in order for the Merger to be validly approved.

          (iii) use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby.

          (b) At the Stockholders' Meeting, each of Parent and Acquisition Sub will vote (and will cause each of their respective affiliates to vote) all Shares owned by it (or their respective affiliates) in favor of adoption of this Agreement and the transactions contemplated hereby.

          (c) Notwithstanding the foregoing, (i) if GEC, p.l.c., Acquisition Sub or any other Subsidiary of Parent shall own, in the aggregate, at least 90% of the outstanding Shares, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without the Stockholders Meeting in accordance with
Section 253 of the Delaware Law and (ii) the parties shall, at the request of Parent, take all necessary and appropriate action to effect the Merger through a written consent in lieu of the Stockholders Meeting to the extent permitted by, and in accordance with, applicable law.


                                  ARTICLE III

                     Dissenting Shares; Exchange of Shares
                     -------------------------------------

          SECTION 3.1.  Dissenting Shares.  Notwithstanding anything in this
                        -----------------
Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Section 262 of Delaware Law ("Dissenting Shares") shall not be converted
                                   -----------------
into a right to receive the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration without interest thereon. The Company shall give Acquisition Sub prompt notice of any demands received by the Company for appraisal of Shares, and, prior to the Effective Time, Acquisition Sub shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Acquisition Sub, make any payment with respect to, or settle or offer to settle, any such demands.

          SECTION 3.2.  Exchange of Certificates.
                        ------------------------

          (a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") in effecting the payment of the Merger Consideration
           ------------
     upon surrender of certificates (the "Certificates") that, prior to the
                                          ------------
     Effective Time, represented Shares. Upon the surrender of each such Certificate formerly representing Shares, together with a properly completed letter of transmittal, the Paying Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of Shares formerly represented by such Certificate, in exchange therefor, and such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Dissenting Shares or Shares held by Parent, Acquisition Sub or the Company, or any direct or indirect subsidiary thereof) shall represent solely the right to receive the Merger Consideration. No interest shall be paid or accrue to the holders of Shares in respect of the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

          (b) Parent or Acquisition Sub shall deposit, or cause to be deposited on a timely basis, as and when the Paying Agent requires after the Effective Time, in trust with the Paying Agent the Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to
     Section 2.7(a) hereof, provided that no such deposit shall relieve Parent
                            --------
     of its obligation to pay the Merger Consideration pursuant to Section 2.7(a). Subject to Section 3.2(c) and

     3.2(e), Parent shall cause the Paying Agent to hold the amounts deposited with it for the benefit of the holders of Shares.

          (c) The Merger Consideration shall be invested by the Paying Agent, as directed by Parent, on a timely basis. Any interest and other income resulting from such investments shall be paid to Parent.

          (d) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of Certificates that immediately prior to the Effective Time represented Shares a form of letter of transmittal and instructions reasonably acceptable to the Company for use in surrendering such Certificates and receiving the Merger Consideration in exchange therefor.

          (e) Promptly following the date that is six months after the Effective Time, the Paying Agent shall deliver to Parent all cash and documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon.

          (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Paying Agent, they shall be cancelled and exchanged for the Merger Consideration, as provided in this Article III, subject to applicable law in the case of Dissenting Shares.

          (g) Parent or any of its affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as Parent (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 (the "Code"), or any provision of state, local or foreign tax law. To the
      ----
     extent that amounts are so withheld by Parent (or any affiliate thereof) and paid by Parent (or any affiliate thereof) to the applicable taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Shares in respect of which such deduction and withholding was made by Parent (or any affiliate thereof).


                                   ARTICLE IV

                 Representations and Warranties of the Company
                 ---------------------------------------------

          The Company represents and warrants to Parent and Acquisition Sub as follows:

          SECTION 4.1.  Organization and Qualification; Subsidiaries.
                        --------------------------------------------

          (a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect") or a material adverse effect
                          -----------------------
     on the ability of the Company to perform its obligations hereunder. Notwithstanding anything to the contrary, the term "Material Adverse Effect" shall not include (i) any change, circumstance, event or effect that relates to or results primarily from the announcement or other disclosure or consummation of the transactions contemplated by this Agreement, or (ii) changes in general economic conditions, financial markets (including fluctuations in the price of shares of Company Common Stock or shares of capital stock of GEC, p.l.c.) or conditions in the telecommunications or technology sectors generally.

          (b) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction (including any foreign country) in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

          (c) The Company has heretofore furnished or made available to Parent complete and correct copies of the Company's Restated Certificate of Incorporation and By-Laws and the equivalent organizational documents of each of its subsidiaries listed in Schedule 4.1(c) (the "Material
                                                              --------
     Subsidiaries"), each as amended to the date hereof, as requested by Parent,
     ------------
     except for certain organizational documents of non-U.S. subsidiaries that will be furnished or made available in English prior to the Effective Time. Such Restated Certificate of Incorporation, By-Laws and equivalent organizational documents are in full force and effect and no other organizational documents are applicable to or binding upon the Company or its Material Subsidiaries. The Company is not in violation of any of the provisions of its Restated Certificate of Incorporation or By-Laws and no Material Subsidiary of the Company is in violation of any of the provisions of such subsidiary's equivalent organizational documents.

          (d) The Company has heretofore furnished or made available to Parent a complete and correct list of the subsidiaries of the Company, which list sets forth the percentage of total capital stock of or other equity interests in such subsidiaries owned by the Company, directly or indirectly. No subsidiary of the Company that is not a Material Subsidiary is, individually or when taken together with all other subsidiaries of the Company that are not Material Subsidiaries, material to the business of the Company and its subsidiaries taken as a whole. Except as set forth in
     Schedule 4.1(d), no entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all other such entities, material to the business of the Company and its subsidiaries, taken as a whole. No subsidiary of the Company that is not a Material Subsidiary has any material liabilities.

          SECTION 4.2.  Capitalization of the Company and its Subsidiaries.  The
                        --------------------------------------------------
authorized capital stock of the Company consists of (i) 150,000,000 Shares of which, as of February 19, 1999, 56,419,890 Shares were issued and outstanding and (ii) 20,000,000 shares of Preferred Stock, par value of $0.01 per share, of which, as of February 19, 1999, no shares were issued and outstanding. All outstanding shares of capital stock of the Company have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of February 19, 1999, Employee Options to purchase an aggregate of 6,569,342 Shares were outstanding and the weighted average exercise price of such Employee Options was $14.21 per Share. Except as set forth above or in Schedule 4.2, and except as a result of the exercise of Employee Options outstanding as of February 26, 1999, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options, subscriptions, warrants, convertible securities, calls or other rights to acquire from the Company, and no obligation of the Company to issue, deliver or sell any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (iv) no equity equivalents, "phantom" stock rights, stock appreciation rights, performance shares, interests in the ownership or earnings of the Company or other similar rights issued by the Company (collectively, "Company Securities"). Except as set
                                             -------------------
forth in Schedule 4.2 or as contemplated by this Agreement or the Stockholders Agreement, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in Schedule 4.2, each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is directly or indirectly owned by the Company, free and clear of all security interests, liens, claims, pledges, charges, voting agreements or other encumbrances of any nature whatsoever (collectively, "Liens"). Except as set forth in Schedule 4.2, there are no existing options,
-----
calls or commitments of any character relating to the issued or unissued capital stock or other securities of any subsidiary of the Company. Except as set forth in Schedule 4.2, and the Stockholders Agreement, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company or any of its subsidiaries under the Securities Act. There are not any bonds, debentures, notes or other indebtedness of the Company or its subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote ("Voting Company Debt").
                   -------------------

          SECTION 4.3.  Authority Relative to this Agreement.  The Company has
                        ------------------------------------
all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject in the case of the Merger, to the adoption of this Agreement and approval of the Merger by the stockholders of the Company to the extent so required by the Delaware Law. The Board, at a meeting duly called and held on February 28, 1999, (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer, the Merger and the transactions contemplated by the Stockholder Agreement and (iii) recommended in satisfaction of all applicable requirements for Board action under Section 251 of the Delaware Law in order for the Merger to be validly approved that the stockholders of the Company accept the Offer, tender their Shares thereunder and, to the extent required by applicable law, approve and adopt this Agreement and the Merger. Such approvals constitute all Board action required to be taken in connection with this Agreement, the Merger and the other transactions contemplated hereby by Section 251 of the Delaware Law in
order for the Merger to be validly approved.   The execution, delivery and
performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than and only to the extent required by Delaware Law, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding Shares and the filing of the Certificate of Merger). The Board has taken all action necessary with respect to the transactions contemplated hereby and by the Stockholder Agreement so as to render inapplicable to such transactions, including, without limitation, the Merger and the purchase of Shares pursuant to the Stockholder Agreement, the restrictions on business combinations contained in Section 203 of the Delaware Law. This Agreement has been duly and validly executed and delivered by the Company and, assuming it constitutes a valid and binding agreement of the other parties hereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 4.4.  Non-Contravention; Required Filings and Consents.
                        ------------------------------------------------

          (a) Except as set forth in Schedule 4.4, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) do not and will not
     (i) contravene or conflict with the Restated Certificate of Incorporation or By-Laws of the Company or the equivalent organizational documents of any of its Material Subsidiaries; (ii) assuming that all consents, authorizations and approvals contemplated by subsection (b) below have been obtained and all filings described therein have been properly made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, any of its subsidiaries or any of their respective properties; (iii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any agreement, contract, license or other instrument binding upon the Company, any of its subsidiaries or any of their respective properties, or allow the acceleration of the performance of, any obligation of the Company or any of its subsidiaries under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties is subject or bound; or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its subsidiaries, except in the case of clauses (ii), (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which would not individually or in the aggregate have a Material Adverse Effect or be reasonably expected to prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement or otherwise have a material adverse effect on the ability of the Company to perform its other obligations hereunder.

          (b) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the

     Merger) by the Company require no filings, notices, declarations, consents or other actions to be made by the Company with, nor are any approvals or other confirmations or consents required to be obtained by the Company from, any governmental or regulatory (including Stock exchange) authority, agency, court, commission, body or other governmental entity (including the U.K. Panel on Takeovers and Mergers) ("Governmental Entity") (except those
                                            ---------------------
     the failure of which to make, give or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the Company's ability to consummate the transactions contemplated hereby or otherwise have a material adverse effect on the ability of the Company to perform its other obligations hereunder), other than filings, notices, approvals, confirmations, consents, declarations or decisions (i) relating to the filing of the Certificate of Merger in accordance with Delaware Law; (ii) required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                            ---
     Act"); (iii) required by the Exchange Act and state securities, takeover
     ---
     and Blue Sky laws; (iv) required by the Canadian Competition Act; (v) from the Italian Autorita Garante della Concorrenza e del Mercato that it does not intend to initiate a second stage investigation of the transactions contemplated hereby (including the Merger) or any matters arising therefrom under Article 16 of Law no.287 of October 10, 1990; (vi) from the German Federal Cartel Office, during the one month time limit referred to in
     Section 40 paragraph 1 of the Act against Restraints on Competition, that the conditions for a prohibition in Section 36 paragraph 1 of the Act against Restraints on Competition are not fulfilled, or, if no such confirmation is received, this one month time limit having expired without the parties having been notified by the Federal Cartel Office that it has entered into the examination of the proposed concentration; and (vii) from the U.K. Office of Fair Trading that it is not the intention of the U.K. Secretary of State for Trade and Industry ("U.K. Secretary of State") to
                                                 -----------------------
     refer the transactions contemplated hereby or any matters arising therefrom to the U.K. Monopoly and Mergers Commission ("MMC") (collectively clauses
                                                   ---
     (i) through (vii) are the "Company Governmental Approvals").
                                ------------------------------

          SECTION 4.5.  Reports.
                        -------

          (a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since March 12,
                                                       ---
     1998.  The

     Company has made available to Parent, in the form filed with the
     SEC, the Company's (i) Registration Statement on Form S-1 and the Prospectus dated March 12, 1998, included therein relating to the initial public offering of the Shares, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 and
     (iii) all other reports or registration statements filed by the Company with the SEC since March 12, 1998 (collectively, the "SEC Reports"). The
                                                           -----------
     Company also has made available to Parent, a draft dated February 24, 1999 of the Company's financial statements for the year ended December 31, 1998 and the related draft of Management's Discussion and Analysis of Results of Operations (the "1998 Draft Report"). The SEC Reports were prepared in
                      -----------------
     accordance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and the 1998 Draft
                      --------------
     Report has been prepared on a consistent basis with the SEC Reports. As of their respective dates, none of the SEC Reports including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of its date, the financial statements contained in the 1998 Draft Report fairly present, in conformity with generally accepted accounting principles applied on a consistent basis, the consolidated financial position of the Company and its consolidated subsidiaries and their consolidated results of operations (subject to the lack of complete footnote disclosure). The audited consolidated financial statements and unaudited condensed consolidated interim financial statements of the Company included in the SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the lack of footnote disclosure (to the extent permitted by SEC rules in the case of the SEC Reports) in the case of any unaudited interim financial statements).

          (b) Except as disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth in

     Schedule 4.5(b), the Company and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected, reserved for or disclosed under generally accepted accounting principles in consolidated financial statements of the Company (including the notes thereto), except for liabilities incurred in the ordinary course of business since December 31, 1997 or liabilities which would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder.

          SECTION 4.6.  Absence of Certain Changes; Derivatives.
                        ---------------------------------------

          (a) Since December 31, 1997 to the date hereof, except as disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth in Schedule 4.6(a), neither the Company nor any of its Material Subsidiaries has (i) declared, set aside or paid any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock (other than to the Company or to any wholly owned subsidiary of the Company) (ii) entered into, adopted or amended or materially increased the benefits paid or payable under any severance, termination or deferred compensation agreement or arrangement with any director, officer or employee, (iii) changed any of the accounting principles or practices used by the Company, except as required as a result of a change in law, SEC guidelines or generally accepted accounting principles, (iv) settled or compromised, or agreed to settle or compromise, any litigation, or agreed to assign any claims, which involve a payment or waiver by the Company or any subsidiary of the Company of amounts in excess of $3 million in the aggregate, or (v) entered into any transaction, or conducted its business or operations, except in the ordinary course of business or where such transactions or conduct would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder. Since December 31, 1997, except as set forth in Schedule 4.6(a) or as disclosed in the SEC Reports filed prior to the date of this Agreement, there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder.

          (b) Schedule 4.6(b) sets forth a complete and correct list of all Derivative Financial Instruments (including the face, contract or notional amount of and any open position relating to such Derivative Financial Instruments and a brief summary of the nature and terms thereof) as of December 31, 1998 which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties is subject or bound (including, without limitation, funds of the Company or any of its subsidiaries invested by any other person). For purposes of this Agreement "Derivative Financial
                                                    --------------------
     Instrument" means any option, futures, forward, swap option or swap
     ----------
     contract, or any other financial instrument with similar characteristics and/or generally characterized as a "derivative product".

          SECTION 4.7.  Schedule 14D-9; Offer Documents, Proxy Statement.
                        ------------------------------------------------

          (a) Neither the Schedule 14D-9, nor any of the information provided or to be provided by the Company or by its auditors, attorneys, financial advisors or other consultants or advisers specifically for use in the Offer Documents and any other documents to be filed with the SEC in connection with the transactions contemplated hereby, including any amendment or supplement to such documents, shall, on the respective dates the Schedule 14D-9, the Offer Documents and any other documents to be filed with the SEC in connection with the transactions contemplated hereby or any supplements or amendments thereto are filed with the SEC or on the date first published, sent or given to the Company's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The proxy or information statement or similar materials distributed, if any, to the Company's stockholders in connection with the Merger, including any amendments or supplements thereto (the "Proxy Statement"), shall not, at the time filed with the SEC, at the time mailed to the Company's stockholders, at the time of the Stockholders Meeting, if any, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided by Parent, Acquisition Sub or their auditors, attorneys, financial advisors or other consultants or advisors specifically for use in the
     Schedule 14D-9 or the Proxy Statement. The Schedule 14D-9 and the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          SECTION 4.8.  Finder's Fee.  Neither any broker, finder, investment
                        ------------
banker or other intermediary (other than the Company's Financial Advisors and Kohlberg Kravis Roberts & Co., L.P., the fees of which collectively shall not exceed the amount set forth in Schedule 4.8) is entitled to any brokerage, finder's or other fee (including any exit or management fee) or commission in connection with the transactions contemplated by this Agreement or by the Stockholder Agreement based upon arrangements made by and on behalf of the Company.

          SECTION 4.9.  Absence of Litigation.  Except as disclosed in the SEC
                        ---------------------
Reports filed prior to the date hereof, the 1998 Draft Report or in Schedule 4.9, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries or any of their respective properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder (other than litigation related to, challenging or seeking to prevent, enjoin, alter or delay the Offer, the Merger or the other transactions contemplated hereby or by the
Stockholder Agreement).   Except as disclosed in the SEC Reports filed prior to
the date of this Agreement, the Draft 1998 Report or in Schedule 4.9, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries or any of their respective properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which alleges criminal action or inaction which, if proved, would have a Material Adverse Effect. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, the Draft Annual Report or in Schedule 4.9, neither the Company nor any of its subsidiaries nor any of their respective properties is subject to any order, writ, judgment, injunction, consent agreement, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect or which would prevent or materially delay the consummation of the transactions contemplated hereby or otherwise have a material adverse effect on the ability of the Company to perform its other obligations hereunder.

          SECTION 4.10.  Taxes.  Except as set forth in the SEC Reports filed
                         -----
prior to the date of this Agreement, the 1998 Draft Report or in Schedule 4.10,
(a) the Company and its subsidiaries have filed, been included in or sent, all material returns, material declarations and reports and information returns and statements required to be filed or sent by or relating to any of them relating to any Taxes (as defined below) with respect to any material income, properties or operations of the Company or any of its subsidiaries (collectively,

"Returns"); (b) as of the time of filing, the Returns correctly reflected in all
 -------
material respects the facts regarding the income, business, assets, operations, activities and status of the Company and its subsidiaries and any other material information required to be shown therein; (c) the Company and its subsidiaries have timely paid or made provision for all material Taxes due and payable; (d) the Company and its subsidiaries have made or will make provision for all material Taxes payable for any periods that end before the Effective Time for which no Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time; (e) the charges, accruals and reserves for taxes reflected on the books of the Company and its subsidiaries are adequate under generally accepted accounting principles to cover the Tax liabilities accruing or payable by the Company and its subsidiaries in respect of periods prior to the date hereof; (f) neither the Company nor any of its subsidiaries is delinquent in the payment of any material Taxes or has requested any extension of time within which to file or send any material Return (other than extensions granted to the Company for the filing of its Returns as set forth in Schedule 4.10), which Return has not since been filed or sent; (g) no material deficiency for any Taxes has been proposed, asserted or assessed in writing against the Company or any of its subsidiaries (or any member of any affiliated or combined group of which the Company or any of its subsidiaries is or has been a member for which either the Company or any of its subsidiaries could be liable) other than those asserted deficiencies being contested in good faith by appropriate proceedings and set forth in
Schedule 4.10 (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed, asserted or assessed and the amount thereof, and the taxable year in question); (h) neither the Company nor any of its subsidiaries has granted any extension of the limitation period applicable to any material Tax claims other than those Taxes being contested in good faith by appropriate proceedings and set forth in Schedule 4.10; (i) neither the Company nor any of its subsidiaries is subject to liability for Taxes of any person (other than the Company or its subsidiaries), including, without limitation, liability arising from the application of U.S. Treasury Regulation
Section 1.1502-6 or any analogous provision of state, local or foreign law; (j) neither the Company nor any of its subsidiaries is or has been a party to any material tax sharing agreement with any corporation which is not currently a member of the affiliated group of which the Company is currently a member, other than such tax indemnification agreements set forth in Schedule 4.10; (k) to the best of the Company's knowledge and as of the date hereof, no person who holds five percent (5%) or more of the stock of the Company is a "foreign person" as defined in Section 1445 of the Code; and (l) all Taxes that the Company and each of its subsidiaries are required by law to withhold or collect, including without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental agencies or are held in separate bank accounts for such purpose, except for Taxes the failure of which to withhold or collect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder.

          "Tax" or "Taxes" shall mean all Federal, state, local, foreign and
           ---      -----
other taxes, charges, fees, duties (including customs duties), levies or other assessments, including without limitation, income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any governmental authority (domestic or foreign), and such term shall include any interest, penalties or additions to tax attributable thereto.

          SECTION 4.11.  Employee Benefits.
                         -----------------

          (a) Schedule 4.11 (a) contains a true and complete list of each material employment contract, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, dental, life, disability or other insurance, supplemental unemployment benefits, profit-sharing, pension, savings or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA
                                                                           -----
     Affiliate"), that together with the Company would be deemed a "single
     ---------
     employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any
                                               -----
     employee, terminated employee or non-employee director of the Company or any ERISA Affiliate (the "Plans"). Schedule 4.11(a) identifies each of the
                               -----
     Plans that is an "employee benefit plan," as that term is defined in
     Section 3(3) of ERISA (the "ERISA Plans").
                                 -----------

          (b) With respect to each Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents (to the extent applicable):

               (i)    a copy thereof;

               (ii) a copy of the most recent annual report and actuarial report, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions;

               (iii) a copy of the most recent actuarial report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 106, Employer's Accounting for Non-Pension Post Retirement Benefits.

               (iv) a copy of the most recent actuarial report prepared with respect thereto in accordance with the Statement of Financial Accounting Standards NO. 106 Employers Accounting for Post-Retirement Benefits;

               (v)  a copy of the most recent Summary Plan Description;

               (vi) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

               (vii) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401(a) of the Code.

          (c) With respect to each ERISA Plan subject to Title IV of ERISA, no material liability (other than liabilities for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when
                                    ----
     due)) under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title. To the extent this representation applies to Sections 4041, 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each ERISA Plan but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five year period ending on the Effective Time.

          (d) To the Company's knowledge, the PBGC has not instituted proceedings to terminate any ERISA Plan and, to the knowledge of the Company, no condition exists that presents a material risk that such proceedings will be instituted.

          (e) Neither the Company nor any ERISA Affiliate, nor, to the knowledge of the Company, any ERISA Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to section 4975 or 4976 of the Code, except for such penalties and Taxes which would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder.

          (f) To the Company's knowledge, no ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in
                                  ------------------------------
     Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Effective Time and all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

          (g) No ERISA Plan is a "multiemployer pension plan", as defined in
                                  --------------------------
     Section 3(37) of ERISA, nor is any ERISA Plan a plan described in Section 4063(a) of ERISA.

          (h) To the knowledge of the Company, each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

          (i) Except as set forth on Schedule 4.11(i), each ERISA Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has been
            ---------
     drafted with the intention to be so qualified and has been or will be submitted to the Internal Revenue Service along with a request for a favorable determination letter on or before the date hereof, and it is anticipated that each such plan will be modified so as to incorporate any conforming amendments requested or required by the Internal Revenue Service as a condition to the issuance of such favorable determination letter.

          (j) To the Company's knowledge, except as reasonably estimated and as set forth on Schedule 4.11(j), no amounts payable by the Company or its subsidiaries could fail to be deductible for federal income tax purposes by application of Section 280G of the Code.

          (k) Except as set forth in Schedule 4.11(k), no Plan provides benefits, including without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement, disability or other termination of service (other than (i) coverage mandated by applicable law or (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA).

          (l) Except as provided in Schedule 4.11(l), the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer or non-employee director of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or
     (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer or non-employee director.

          (m) There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

          (n) The Company has reserved the right to amend or terminate any Plan which is an employee benefit plan, as that term is defined in Section 3(3) of ERISA.

          (o) Except as set forth in Schedule 4.11(o), the Merger will not constitute a "Change in Control" under the terms of any Plan.
                   -----------------

          SECTION 4.12.  Compliance; Permits.  (a) Neither the Company nor any
                         -------------------
of its subsidiaries is in violation of, or has violated, any applicable provisions of (i) any laws, rules, statutes, orders, ordinances or regulations or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligations to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, which individually or in the aggregate, would have or be reasonably expected to result in a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder.

     (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exceptions, consents, certificates, orders and approvals from Governmental Entities that are material to the operation of the business of the Company and its subsidiaries, taken as a whole (collectively, the "Company
                                                                       -------
Permits"), except where the failure to hold or maintain any of the foregoing
-------
would not, in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not, in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder.

          SECTION 4.13.  Environmental Matters.  (a)  Except as disclosed in the
                         ---------------------
SEC Reports filed prior to the date hereof, the 1998 Draft Report or in Schedule 4.13:

          (i) the Company and its subsidiaries are in compliance with all applicable Environmental Laws (as defined below) (which compliance includes, but is not limited to, the possession by the Company and its subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws (collectively, "Environmental
                                                         -------------
     Permits"), and compliance with the terms and conditions thereof), except for any noncompliance that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder. Except as set forth in Schedule 4.13, neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority that alleges that the Company is not in such compliance, and there are no past or present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future, except, in each case, for any actions, activities, circumstances, conditions, events or incidents that, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder;

          (ii) there is no Environmental Claim (as defined below) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder;

          (iii) there are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Material) (as defined below) which could form the basis of any Environmental Claim against the Company or any of its subsidiaries, or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder;

          (iv) neither the Company nor any of its subsidiaries has, and to the knowledge of Company, no other person has Released (as defined below), placed, stored, buried or dumped Hazardous Materials on, beneath or adjacent to any property owned, operated or leased or formerly owned, operated or leased by the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries has received notice that it is a potentially responsible party for the Cleanup (as defined below) of any property, whether or not owned or operated by the Company or any of its subsidiaries, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder;

          (v) the Company and its subsidiaries have delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any material reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any of its subsidiaries within the last three years pertaining to Hazardous Materials on, beneath or adjacent to the property owned or leased by the Company or any of its subsidiaries or regarding the Company's and its subsidiaries' compliance with applicable Environmental Laws;

          (vi) no transfers of permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit the Company and its subsidiaries or the Surviving Corporation and its subsidiaries, as the case may be, to be in full compliance all applicable Environmental Laws for the period immediately following the transactions contemplated hereby, as conducted by the Company and its subsidiaries immediately prior to the date hereof; and to the extent that such transfers or additional permits and other governmental authorizations are required, the Company and its subsidiaries agree to use best efforts to effect such transfers and obtain such permits and other governmental authorizations at the time such transfers, permits and other governmental authorizations are required by law, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect; and

          (vii) neither the Company nor any of its subsidiaries will be required by any Governmental Entity or Environmental Law to make any expenditure, whether for emission control, waste materials or wastewater treatment, or otherwise, to assure the compliance of the Company and its subsidiaries with all applicable Environmental Laws and Environmental Permits as of the Closing Date, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) The following terms as used in this Section shall have the following meanings:

          "Cleanup" means all actions required by governmental entities or
           -------
Environmental Laws to: (1) clean-up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation or Hazardous Materials in the indoor or outdoor environment.

          "Environmental Claim" means any claim, action, cause of action,
           -------------------
investigation or written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, monitoring costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, state, local and foreign laws
           ------------------
and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

          "Hazardous Materials" means all substances defined as Hazardous
           -------------------
Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S) 300.5, or defined as such by, or regulated as such by, or regulated as such under any Environmental Law.

          "Release" means any release, spill, emission, discharge, leaking,
           -------
pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          SECTION 4.14.  Intellectual Property. Schedule 4.14 of the Agreement
                         ---------------------
contains a complete list of all Patents and Trademarks (each as defined herein) (completed or in process), including all registered rights, which are owned by the Company for use in or necessary for the conduct of the business of the Company as such business is currently conducted and presently contemplated to be conducted. The Company and each of its Subsidiaries has used its reasonable efforts to protect the proprietary nature of each item of Intellectual Property (as defined below) that it considers confidential, and to maintain in confidence all trade secrets and confidential information that it presently owns or uses. Except as set forth in Schedule 4.14 and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder:

          (a) The rights of the Company in and to each item of Intellectual Property are owned or licensed by the

     Company, free and clear of any Liens or other restrictions (except, in the case of licensed Intellectual Property, as set forth in the license therefor). All of the Company's rights in and to such Intellectual Property are freely assignable in its own name, including the right to create derivative works, and the Company is under no obligation to pay any royalty or other compensation to any third party or to obtain any approval or consent for use of any of the Intellectual Property (except, in the case of licensed Intellectual Property, as set forth in the license therefor). None of the Intellectual Property is subject to any outstanding judgment, order, decree, stipulation, injunction or charge; no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of the Company, threatened, which challenges the legality, validity, enforceability, the Company's use or ownership of any of the Intellectual Property.

          (b) No material breach or default (or event which with notice or lapse of time or both would result in an event of default) by the Company exists or has occurred under any License-In (as defined below) or other agreement pursuant to which the Company uses any Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate or conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a forfeiture under, or constitute a basis for termination of, any such License-In or other agreement.

          (c) The Company owns or has the right to use all the Intellectual Property necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by the Company, and to conduct the Company's business as presently conducted and contemplated to be conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights, including any right of the Company to use or sublicense any Intellectual Property owned by others. To the knowledge of the Company, the Intellectual Property covers all rights which are necessary to operate the business of the Company as it is presently conducted and currently contemplated to be conducted and to satisfy and perform the contracts, commitments, arrangements and understandings with customers of the Company. The Company has no knowledge of any reason the Company will not be able to continue to own, possess or have access to, and to use, license and sub-license on reasonable terms, all Intellectual Property and other proprietary rights necessary for the lawful conduct of its business as presently conducted and currently contemplated to be conducted, without any infringement with the rights of others.

          (d) To the knowledge of the Company, no Intellectual Property owned or used by the Company, and no Intellectual Property, product or service practiced, offered, licensed by, sold or under development by the Company, infringes any trademark, trade name, copyright, trade secret, patent, right of publicity, right of privacy or other proprietary right of any Person or would give rise to an obligation to render an accounting to any Person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer. The Company has received no written notice of any adversely held patent, invention, trademark, copyright, service mark, trade name or trade secret of any other Person alleging or threatening to assert that the Company's use of any of the Intellectual Property infringes upon or is in conflict with any intellectual property or proprietary rights of any third party. The Company has no knowledge of any basis for any charge or claim, threatened claim or any suit or action asserting any such infringement or asserting that the Company does not have the legal right to own, enforce, sell, license, lease or otherwise use any such Intellectual Property, process, product or service.

          (e) All the Company's Patents and Trademarks (each, as defined below) listed in Schedule 4.14 and material registered Copyrights as having been issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries have been so duly registered, filed in or issued, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such other country. The Company has used its reasonable efforts to diligently protect its rights in the Intellectual Property and any related apparatus or processes and there have been no acts or omissions by the Company, the result of which would be to compromise the rights of the Company to apply for or enforce appropriate legal protection of such Intellectual Property.

          (f) Each of the Company's employees and those independent contractors retained by the Company who, either alone or in concert with others, created or creates, developed or develops, invented or invents, discovered or discovers, derived or derives, programmed or programs or designed or designs any of the Intellectual Property, has entered into a written agreement with the Company providing, in substance, that all such Intellectual Property and information is proprietary to the Company and is not to be divulged or misused and obligating the disclosure and transfer to the Company, in consideration for normal salary and continued employment or consultant fees, as the case may be, of all inventions, developments and discoveries and work-product which during the period of his or her employment or consultancy with the Company, as the case may be, such employee and independent contractor made or makes or conceived or conceives of either solely or jointly with others, that related or relate to any subject matter with which such employee's or independent contractor's work for the Company was concerned, or related or relates to or were or are connected with the business, products or projects of the Company, or involved or involve the use of the Company's time, material or facilities. To the knowledge of the Company, no former employees or independent contractors of the Company have any claim or right to any of the Intellectual Property necessary for the lawful conduct of the Company's business as now conducted and currently contemplated to be conducted. To the knowledge of the Company, no employee of the Company is a party to or otherwise bound by any agreement with or obligated to any other Person (including, any former employer) which in any respect conflicts with any obligation or commitment of such employee to the Company under any agreement to which currently he or she is a party or otherwise.

For purposes of this Agreement, "Intellectual Property" means all of the
                                 ---------------------
following which is owned by, licensed by, licensed to, used or held for use by the Company (including all copies and embodiments thereof, in whatever media):
(i) all registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction, and applications in any jurisdiction to register (the "Trademarks"); (ii) all
                                                       ----------
issued U.S. and foreign patents and pending patent applications (including, without limitation, divisionals, continuation, continuation in part, continuing and renewal applications), patent disclosures and improvements thereto (the

"Patents"); (iii) all registered and unregistered copyrights and all
--------
applications to register the same (the "Copyrights"), (iv) all computer software
                                        ----------
and
databases owned by the Company or under development for the Company (the "Software"); (v) all licenses and agreements pursuant to which the Company has
---------
acquired rights in or to the Trademarks, Patents, Copyrights or Software (excluding software and databases licensed to the Company under standard (except for immaterial deviations), nonexclusive software licenses granted to end-user customers by third parties in the ordinary course of such third parties' business) ("Licenses-In"), (vi) all licenses and agreements pursuant to which
            -----------
the Company has licensed or transferred the rights in and to Company Intellectual Property ("Licenses Out"'); and (vii) all categories of trade
                        ------------
secrets, know-how, inventions (whether or not patentable and whether or not reduced to practice), processes, procedures, drawings, specifications, designs, plans, proposals, technical data, copyrightable works and other proprietary technical information ("Proprietary Rights").
                        ------------------

          SECTION 4.15.  Significant Agreements. Schedule 4.15 sets forth a
                         ----------------------
complete and correct list of all written and, to the Company's knowledge, oral contracts, agreements and commitments to which the Company or any of its subsidiaries is a party which would be listed as an exhibit to the Company's Annual Report on Form 10-K if filed on the date of this Agreement (the "Significant Agreements"). The Company has heretofore furnished or made
-----------------------
available to Parent complete and correct copies of the Significant Agreements, each as amended or modified to the date hereof (including any waivers with respect thereto). Except as set forth on Schedule 4.4 or Schedule 4.15, each of the Significant Agreements is in full force and effect and enforceable in accordance with its terms; neither the Company nor any of its subsidiaries has received any written notice of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Significant Agreements; no Significant Agreement is the subject of, or, to the knowledge of the Company, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding; with respect to any Significant Agreement which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Significant Agreement is exercised neither the Company nor any of its subsidiaries has received any notice (written or oral), or otherwise has any knowledge, that any such Significant Agreement will not be so renewed or that any such extension option will not be exercised; and there exists no event of default or occurrence, condition or act on the part of the Company or any of its subsidiaries or, to the knowledge of the Company, on the part of the other parties to the Significant Agreements which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under any of the Significant

Agreements, except to the extent that the inaccuracy of the foregoing would not, individually or in the aggregate, have a Material Adverse Effect and would not, individually or in the aggregate, have a material adverse effect on the ability of the Company to perform its obligations hereunder.

          SECTION 4.16.  Insurance.  The Company and its subsidiaries maintain
                         ---------
policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are in the Company's judgment, reasonable for the assets and properties of the Company and its subsidiaries and as are customary in the Company's industry and, as of the date of this Agreement, except (i) as set forth in Schedule 4.16 or (ii) as would not have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder, all such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

          SECTION 4.17.  Labor Matters.  Except as set forth in Schedule 4.17,
                         -------------
and except for normal and customary labor arrangements outside of North America, neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its Material Subsidiaries, no collective bargaining agreement is being negotiated by the Company or any of its Material Subsidiaries and the Company has no knowledge of any activities or proceedings of any labor union to organize any of their respective employees. There is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened which may interfere with the respective business activities of the Company or any of its subsidiaries, except where such dispute, strike or work stoppage would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder.

          SECTION 4.18.  Year 2000.  The computer software and hardware operated
                         ---------
by the Company and its subsidiaries that is used in the conduct of their business is capable of providing or being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software and hardware records, stores, processes and presents such calendar dates falling on or before December 31, 1999 other than such interruptions in millennium functionality that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder.


                                   ARTICLE V

                  Representations and Warranties of Parent and
                  --------------------------------------------
                                Acquisition Sub
                                ---------------

          Each of Parent and Acquisition Sub represents and warrants to the Company as follows:

          SECTION 5.1.  Organization.  Each of Parent and Acquisition Sub is a
                        ------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Acquisition Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole, (a "Parent Material Adverse Effect") or on the
                                    ------------------------------
ability of the Parent or Acquisition Sub to perform its obligations hereunder. Parent owns, directly or indirectly, all the capital stock of Acquisition Sub. GEC, p.l.c. owns, directly or indirectly, all the capital stock of Parent.

          SECTION 5.2.  Authority Relative to this Agreement. Each of Parent and
                        ------------------------------------
Acquisition Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Acquisition Sub and Parent and by Parent as the sole stockholder of Acquisition Sub, and no other corporate proceedings on the part of Parent, Acquisition Sub, GEC, p.l.c. or any of its subsidiaries are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and, assuming it constitutes a valid and binding agreement of each of the other parties hereto, constitutes a legal, valid and binding agreement of each of Parent and Acquisition Sub, enforceable against each of Parent and Acquisition Sub in accordance with its terms , except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 5.3.  Non-Contravention, Required Filings and Consents.
                        ------------------------------------------------

          (a) The execution, delivery and performance by Parent and Acquisition Sub of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) do not and will not (i) contravene or conflict with the Certificate of Incorporation or By-Laws of Parent or Acquisition Sub, (ii) assuming that all consents, authorizations and approvals contemplated by subsection (b) below have been obtained and all filings described therein have been properly made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or Acquisition Sub or any of their respective properties; (iii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which Parent or Acquisition Sub is entitled under any provision of any agreement, contract, license or other instrument binding upon Parent, Acquisition Sub or any of their respective properties, or allow the acceleration of the performance of, any obligation of Parent or Acquisition Sub under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which Parent or Acquisition Sub is a party or by which Parent or Acquisition Sub or any of their respective assets or properties is subject or bound; or (iv) result in the creation or imposition of any Lien on any asset of Parent or Acquisition Sub, except in the case of clauses (ii), (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which, individually or in the aggregate, would not reasonably be expected to prevent, or materially delay the consummation of the Offer or the Merger.

          (b) The execution, delivery and performance by Parent and Acquisition Sub of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) by Parent and Acquisition Sub require no filings, notices, declarations, consents or other actions to be made by Parent or Acquisition Sub with, nor are any approvals or other confirmations or consents required to be obtained by Parent or Acquisition Sub from, any Governmental Entity (except those the failure of which to make, give or obtain, individually or in the aggregate, would not reasonably be expected to prevent or materially delay Parent's or Acquisition Sub's ability to consummate the transactions contemplated hereby), other than filings, notices, approvals, confirmations, consents, declarations or decisions (i) relating to the filing of the Certificate of Merger in accordance with Delaware Law; (ii) required by the HSR Act; (iii) required by the Exchange Act and state securities, takeover and Blue Sky laws; (iv) required by the Canadian Competition Act; (v) from the Italian Autorita Garante della Concorrenza e del Mercato that it does not intend to initiate a second stage investigation of the transactions contemplated hereby (including the Merger) or any matters arising therefrom under
     Article 16 of Law no.287 of October 10, 1990; (vi) from the German Federal Cartel Office, during the one month time limit referred to in Section 40 paragraph 1 of the Act against Restraints on Competition, that the conditions for a prohibition in Section 36 paragraph 1 of the Act against Restraints on Competition are not fulfilled, or, if no such confirmation is received, this one month time limit having expired without the parties having been notified by the Federal Cartel Office that it has entered into the examination of the proposed concentration; and (vii) from the U.K. Office of Fair Trading that it is not the intention of the U.K. Secretary of State to refer the transactions contemplated hereby or any matters arising therefrom to the MMC (clauses (i) through (vii) are referred to herein as the "Parent Governmental Approvals").
                    -----------------------------

          SECTION 5.4.  Offer Documents; Schedule 14D-9; Proxy Statement.
                        ------------------------------------------------
Neither the Offer Documents, nor any of the information provided or to be provided by Parent or Acquisition Sub or their auditors, attorneys, financial advisors or other consultants or advisors specifically for use in the Schedule 14D-9 and any other documents to be filed with the SEC in connection with the transactions contemplated hereby, including any amendment or supplement to such documents, shall, on the respective dates the Offer Documents, the Schedule 14D-9 and any other documents to be filed with the SEC in connection with the transactions contemplated hereby or any supplements or amendments thereto are filed with the SEC or on the date first published, sent or given to the Company's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither Parent nor Acquisition Sub makes any representation or warranty with respect to any information provided by the Company or by its auditors, attorneys, financial advisors or other consultants or advisors specifically for use in the Offer Documents. None of the information provided by Parent or Acquisition Sub or by their auditors, attorneys, financial advisors or other consultants or advisors specifically for use in the Proxy Statement shall, at the time filed with the SEC, at the time mailed to the Company's stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          SECTION 5.5.  No Prior Activities.  Since the date of its
                        -------------------
incorporation, Acquisition Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

          SECTION 5.6.  Finder's Fee.  No Broker, finder, investment banker or
                        ------------
other intermediary (other than Credit Suisse First Boston) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or by the Stockholder Agreement based upon arrangements made by and on behalf of Parent or Acquisition Sub.

          SECTION 5.7.  Financing.  Parent has available, and will make
                        ---------
available to Acquisition Sub, sufficient funds to consummate the Offer and the Merger on the terms contemplated by this Agreement.

          SECTION 5.8.  Parent Not an Interested Stockholder.  As of the date
                        ------------------------------------
hereof, (i) neither Parent nor any of its affiliates is, with respect to the Company, an "Interested Stockholder", as such term is defined in Section 203 of Delaware Law and (ii) except to the extent that Parent and its affiliates may be deemed to hold Shares as a result of this Agreement or the Stockholder Agreement, Parent and its affiliates collectively do not hold directly or indirectly five percent (5%) or more of the outstanding voting securities of the Company.


                                   ARTICLE VI

                                   Covenants
                                   ---------

          SECTION 6.1.  Conduct of Business of the Company. Except as otherwise
                        ----------------------------------
expressly provided in this Agreement or consented to by Parent, during the period from the date hereof to the Effective Time, the Company and its subsidiaries will each conduct its operations according to its ordinary course of business and the Company and its subsidiaries will each use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, bankers, insurers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, and except as specifically contemplated by this Agreement or disclosed in the SEC Reports filed prior to the date of this Agreement, the 1998 Draft Report or as set forth in Schedule 6.1, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

          (a) amend or propose to amend its certificate or articles of incorporation or by-laws or equivalent organizational documents,

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights and Voting Company Debt), except as required by option agreements as in effect as of the date hereof, or except as contemplated by Section 2.8, amend any of the terms of any such securities or agreements outstanding as of the date hereof,

          (c) effect any reorganization or recapitalization or split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock or redeem, repurchase or otherwise acquire any of its securities or any securities of its subsidiaries;

          (d) (i) incur any indebtedness for borrowed money (except for short term indebtedness incurred in the ordinary course of business pursuant to existing lines of credit) or issue any debt securities or, except in the ordinary course of business, assume, guarantee or endorse the obligations of any other person, except for intercompany indebtedness between the Company and its wholly owned subsidiaries or between any of the Company's wholly owned subsidiaries; (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company) except in the ordinary course of business; (iii) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries except in the ordinary course of business; (iv) enter into or invest in any Derivative Financial Instruments except in the ordinary course of business consistent with the Company's current investment and risk management policies (it being understood that the Company shall continue its current investment and risk management policies); or (v) mortgage or pledge any of its assets, tangible or intangible, or except in the ordinary course of business, create or suffer to exist any Lien thereupon, provided that, notwithstanding anything to the
                                  -------- ----
     contrary and without limiting the generality of the foregoing, no transaction described in clauses (iv) and (v) shall be permitted without Parent's consent for any such transaction (or series of related transactions) the value of which is in excess of $20 million;

          (e) enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except, in the case of employees who are not officers or directors, for normal compensation increases in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, restricted stock, stock appreciation rights, "phantom" stock rights or performance units);

          (f) sell, lease or otherwise dispose of, or grant any Lien with respect to any assets (including technology assets) or properties of the Company and its subsidiaries, or enter into any contract, agreement, commitment or transaction with respect to the foregoing that are, individually or in the aggregate, material to any of the Company and its subsidiaries, taken as a whole, except for dispositions of excess or obsolete assets and sales of inventories in the ordinary course of business;

          (g) change any of the accounting principles or practices used by it, except as may be required as a result of a change in law, SEC guidelines or generally accepted accounting principles;

          (h) (i) acquire (by merger, consolidation, acquisition of stock or assets (including technology assets) or otherwise) any corporation, partnership or other business organization or division thereof, (ii) authorize any new capital expenditure or expenditures which, individually, is in excess of $2,500,000 or, in the aggregate, are in excess of $10,000,000; (iv) settle any litigation for amounts in excess of the greater of $200,000 individually or $1,000,000 in the aggregate or, with respect to any litigation as to which reserves have been recorded on the books of the Company, the amount reserved for such litigation; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (i) make any Tax election or settle or compromise any Tax liability, other than in the ordinary course of business;

          (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business or in accordance with their terms, or reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Company and its consolidated subsidiaries or incurred in the ordinary course of business;

          (k) (i) terminate, modify, amend or waive compliance with any material provision of any of the

     Significant Agreements, or fail to take any reasonable action necessary to preserve the material benefits of any Significant Agreement to the Company or any of its subsidiaries or (ii) enter into any agreement which, if such agreement is entered into, would be a Significant Agreement;

          (1) enter into any new agreements with, or commitments to, insurance brokers or advisers extending beyond one year or extend any insurance policy beyond one year (including, for the avoidance of doubt, the directors' and officers' liability insurance policies referred to in
     Section 6.6); or

          (m) take, or agree in writing or otherwise to take, any of the actions described above in Section 6.1.

          SECTION 6.2.  Proxy Statements.
                        ----------------

          To the extent that the Company is required by Section 2.9 hereof to hold the Stockholders Meeting, the Company shall, as promptly as practicable following the date hereof, prepare and file the Proxy Statement with the SEC under the Exchange Act. As soon as practicable following completion of review of the Proxy Statement by the SEC, the Company shall mail the Proxy Statement to its stockholders who are entitled to vote at the Stockholders' Meeting. The Proxy Statement shall contain the recommendation of the Board sufficient to satisfy all applicable requirements for Board action under Section 251 of the Delaware Law in order for the Merger to be validly approved.

          SECTION 6.3.  Access to Information; Confidential ity Agreement.
                        -------------------------------------------------

          (a) Between the date hereof and the Effective Time, the Company will give each of Parent and Acquisition Sub and their counsel, financial advisors, auditors, and other authorized representatives reasonable access during normal business hours to all management employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit each of Parent and Acquisition Sub and their respective counsel, financial advisors, auditors and other authorized representatives to make such inspections as Parent or Acquisition Sub may reasonably require and will cause the Company's officers and those of its subsidiaries to furnish Parent or Acquisition Sub or their representatives with such financial and operating data and other information with respect to the business and properties of the Company and any of its subsidiaries as Parent or Acquisition Sub may from time to time reasonably request, in all such cases, however, subject to existing confidentiality and similar non-disclosure obligations and preservation of attorney client work product privileges. Without limiting the generality of the foregoing but subject to the limitations contained therein, the Company shall provide to Parent all information in respect of the Company and its business that Parent shall from time to time reasonably request to enable Parent or its affiliates to comply with all U.K. statutory and other legal and regulatory provisions (including the U.K. Companies Act 1985, the U.K. Financial Services Act 1986 and the rules and regulations promulgated thereunder, and the rules and requirements of the London Stock Exchange, and including in respect of any documentation or information that Parent or its affiliates is required to issue or file from time to time, whether or not such documentation or information is issued or filed as a result of, or in connection with, the Offer or Merger).

          (b) The parties agree that the provisions of the Confidentiality Agreement dated as of February 4, 1999 (the "Confidentiality Agreement")
                                                  -------------------------
     shall remain binding and in full force and effect and that the terms of the Confidentiality Agreement are incorporated herein by reference and that all information provided by the Company pursuant to this Section 6.3 shall be subject to such agreement; provided, however, that any consents from the
                                --------  -------
     Company necessary under the Confidentiality Agreement for Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement and the Stockholders Agreement shall be deemed to have been made. The parties shall comply with, and shall cause their respective Representatives (as defined below) to comply with, all of their respective obligations under the Confidentiality Agreement until Acquisition Sub purchases a majority of the outstanding Shares pursuant to the Offer.

          SECTION 6.4.  Reasonable Best Efforts.  Subject to the terms and
                        -----------------------
conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable on their part under this Agreement or laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Stockholder Agreement. Without limiting the generality of the foregoing, Parent, Acquisition Sub, Sellers and the

Company shall cooperate with one another (i) in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement and any required filings in connection with the Company Governmental Approvals, the Parent Governmental Approvals and any other applicable laws; (ii) in determining whether action by or in respect of, or filing with, any Governmental Entity is required, proper or advisable or any actions, consents, waivers or approvals are required to be obtained from parties to any contracts, in connection with the transactions contemplated by this Agreement and the Stockholder Agreement; (iii) in taking all action reasonably necessary, proper or advisable to secure any necessary consents, approvals or waivers from third parties, including under existing debt obligations of the Company and its subsidiaries or to amend the notes, indentures or agreements relating to such existing debt obligations to the extent required by such notes, indentures or agreements, or to redeem or repurchase such debt obligations; (iv) in contesting any pending legal proceeding, whether judicial or administrative, relating to the Offer or the Merger including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; (v) executing any additional instruments necessary to consummate the transactions contemplated hereby and (vi) in seeking timely to obtain any such actions, consents and waivers and to make any such filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

          SECTION 6.5.  Public Announcements.  Parent and Acquisition Sub, on
                        --------------------
the one hand, and the Company, on the other hand, will consult with each other before issuing any press release with respect to the transactions contemplated by this Agreement and the Stockholder Agreement, and shall not issue any such press release or make any such public statement prior to such consultation (and affording the other party or parties an opportunity to comment thereon), except as may be required by applicable law or by applicable rules of any securities exchange.

          SECTION 6.6.  Indemnification, Insurance.
                        --------------------------

          (a) From and after the Effective Time, Parent and Acquisition Sub shall indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties" and individually, the "Indemnified
                         -------------------                         -----------
     Party")
     -----
     against all losses, liabilities, expenses, claims or damages in connection with any claim, suit, action, proceeding or investigation based in whole or in part on the fact that such Indemnified Party is or was a director, officer or employee of the Company or any of its subsidiaries or as trustee or fiduciaries of any plan for the benefit of employees and arising out of acts or omissions occurring prior to and including the Effective Time (including but not limited to the transactions contemplated by this Agreement) to the fullest extent permitted by applicable law, for a period of not less than six years following the Effective Time; provided
                                                                     --------
     that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

          (b) Parent shall cause the Certificate of Incorporation and By-Laws of the Surviving Corporation and its subsidiaries to include provisions for the limitation of liability of directors and indemnification of the Indemnified Parties to the fullest extent permitted under Delaware Law and shall not permit the amendment of such provisions in any manner adverse to the Indemnified Parties, as the case may be, without the prior written consent of such persons, for a period of six years from and after the date hereof.

          (c) For six years after the Effective Time, the Surviving Corporation shall cause to be maintained the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are substantially equivalent) with respect to matters occurring prior to the Effective Time, to the extent such policies are available; provided, that in no event shall the Surviving Corporation be required to expend, in order to maintain or procure insurance coverage pursuant to this Section 6.6(c), any amount per annum greater than 150% of the current annual premiums paid by the Company for such insurance (which the Company represents and warrants to be not more than $305,375.

          SECTION 6.7.  Notification of Certain Matters. The Company shall give
                        -------------------------------
prompt notice to Parent or Acquisition Sub, and Parent or Acquisition Sub shall give prompt notice to the Company, upon becoming aware of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or could reasonably be expected to result in, any condition to the Offer set forth in Annex A, or any condition to the Merger set forth in Article VII, not being satisfied, (ii) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which has resulted in, or could reasonably be expected to result in, any condition to the Offer set forth in Annex A, or any condition to the Merger set forth in Article VII, not being satisfied and (iii) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate, which has resulted in, or could be reasonably expected to result in any condition to the Offer set forth in Annex A not to be satisfied. The delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.8.  Employee Plans.
                        --------------

          (a) Except as may be otherwise agreed to by Parent and the Company, the Company Stock Plans shall terminate as of the Effective Time. Prior to the purchase by Parent, Acquisition Sub and their affiliates of Shares pursuant to the Offer or the KKR Shares upon the exercise of the Option pursuant to the Stockholder Agreement, the Board (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions as are required to (i) effect the transactions contemplated by Section 2.8 hereof and (ii) with respect to any stock option, stock appreciation or other stock benefit plan of the Company or any of its subsidiaries not addressed by the preceding clause, ensure that the Company or any duly appointed committee will not use its discretion to accelerate the vesting of any award under any such Plan and following the Effective Time, no participant therein shall have any right thereunder to acquire any capital stock of the Surviving Corporation or any subsidiary thereof.

          (b) Between the date of this Agreement and the Effective Time, the Company shall reasonably cooperate with Parent and Acquisition Sub in structuring transactions (including those described in Section 2.8 with respect to Employee Options) so as to optimize the tax treatment of the Company, Parent and Acquisition Sub in connection therewith.

          SECTION 6.9.  No Solicitation.
                        ---------------

          (a) The Company will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). The Company shall not directly or indirectly, through any officer, director, employee, representative, agent or affiliates, including any investment banker, attorney, or accountant (collectively, "Representatives") retained by the
                                             ---------------
     Company or any of its Subsidiaries or affiliates, (i) solicit, initiate, encourage or otherwise facilitate (including by way of furnishing information) any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of 15% or more of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement or the Stockholders Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition
                                                          -----------
     Proposal"), or (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal.

          (b) Neither the Board nor any committee thereof shall (i) subject to
     Section 6.9(d), withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Acquisition Sub, the approval or recommendation by the Board or such committee of the Offer, the Agreement; (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) cause or permit the Company or any of its subsidiaries to enter into any agreement, including an agreement in principle or letter of intent relating to an Acquisition Proposal (an "Acquisition Agreement").
                                              ---------------------

          (c) The Company shall notify Parent immediately (and no later than 24 hours) after receipt by the Company of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          (d) Nothing contained in this Section 6.9 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any legally required disclosure to the stockholders of the Company. Notwithstanding anything else to the contrary, neither the Company nor the Board shall take any action that would (x) prevent, impede or delay the Offer, the Stockholder Meeting or the ability of the stockholders to hold a meeting to vote on the Merger or adopt this Agreement, (y) prevent, impede or delay
     (i) the ability of the stockholders of the Company (A) to tender or sell their Shares in the Offer and (B) to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby, or (ii) the ability of the Company, Parent or Acquisition Sub from effecting the Offer or, after the stockholders of the Company have voted in favor of the Merger and adopted the Merger Agreement, from effecting the Merger in accordance with Delaware Law or (z) result in the Board not having taken all Board action required to satisfy all applicable requirements of Delaware Law in connection with this Agreement, the Merger and the other transactions contemplated hereby. Notwithstanding anything to the contrary, the Company will duly call, give notice and hold the Stockholders Meeting, if required by the Delaware Law, for the purpose of considering and taking action upon this Agreement and the Merger whether or not the Board has determined at any time after the date hereof it is no longer advisable for the stockholders of the Company to adopt this Agreement. It is understood that any violation of the restrictions set forth in this Section 6.9 by any Representative of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 6.9 by the Company.

          SECTION 6.10.  Agreements With Sellers (or their affiliates).
                         ---------------------------------------------
Notwithstanding anything to the contrary contained in any contract, agreement or commitment between the Company or any of its subsidiaries, on the one hand, and Sellers or any of their affiliates (other than the Company and its subsidiaries), on the other hand (the "Sellers' Agreements"), the Sellers'
                                       -------------------
Agreements set forth on

Schedule 6.10 shall terminate as of the Effective Time without liability on the part of any of the parties thereto.

          SECTION 6.11.  Employee Matters.
                         ----------------

          (a) For a period of at least two years after the Effective Time, Parent shall cause the Surviving Corporation to provide compensation and benefit plans (other than any stock-based plans, programs or arrangements) that are in the aggregate substantially as favorable as the Company's existing compensation, welfare and pension benefit plans, programs and arrangements for the benefit of current and former employees and directors of the Company (subject to such modification as may be required by applicable law).

          (b) If any employee of the Company or any of its subsidiaries becomes a participant in any employee benefit or compensation plan, arrangement, practice or policy of Parent or any affiliate of Parent, such employee shall be given credit for eligibility and vesting under such plan arrangement, practice or policy for all service prior to the Effective Time with the Company, any of its subsidiaries, affiliates or any predecessors for which the employee would have been credited in the Company's plans immediately prior to the Effective Time.

          SECTION 6.12.  Acquisition Sub .  Parent will take all action
                         ----------------
necessary to cause Acquisition Sub to perform its obligations hereunder and to consummate the Offer and the Merger on the terms and conditions set forth herein.

          SECTION 6.13.  FIRPTA Affidavit.  The Company will use its best
                         ----------------
efforts to cause each person who holds five percent (5%) or more of the stock of the Company to deliver an affidavit stating, under penalties of perjury, such person's U.S. taxpayer identification number and that such person is not a "foreign person" as defined in Section 1445 of the Code.

          SECTION 6.14.  Third Party Standstill Agreements; Tortious
                         -------------------------------------------
Interference.  During the period from the date of this Agreement through the
------------
Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which the Company or any of its subsidiaries is a party (other than any involving Parent). Subject to the foregoing, during such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.


                                  ARTICLE VII

                    Conditions to Consummation of the Merger
                    ----------------------------------------

          SECTION 7.1.  Conditions to the Company's, Parent's and Acquisition
                        -----------------------------------------------------
Sub's Obligation to Effect the Merger.  The respective obligations of Company,
-------------------------------------
Parent and Acquisition Sub to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) if required by Delaware Law, this Agreement shall have been adopted by the affirmative vote of the stockholders of the Company by the requisite vote in accordance with Delaware Law;

          (b) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired and the other Company Governmental Approvals and Parent Governmental Approvals, the failure of which to obtain would be reasonably expected to have a Material Adverse Effect or a Parent Material Adverse Effect ("Required Approvals"), shall have been obtained or
                               ------------------
     satisfied, as the case may be, on terms satisfactory to Parent in its reasonable discretion; provided that this condition may not be asserted by
                            --------
     the Company with respect to any Required Approval if the potential penalty for any failure to receive such Required Approval will be borne only by Parent or Acquisition Sub;

          (c) no statute, rule, regulation, executive order, decree, ruling, injunction or other order shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority of competent jurisdiction that prohibits the Merger or makes the Merger illegal; and

          (d) Acquisition Sub, Parent or their affiliates shall have accepted for payment and purchased Shares pursuant to and subject to the conditions of the Offer or the KKR Shares upon the exercise of the Option pursuant to the Stockholder Agreement.

                                  ARTICLE VIII

                         Termination; Amendment; Waiver
                         ------------------------------

          SECTION 8.1.  Termination.  This Agreement may be terminated and the
                        -----------
Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

          (a) by mutual written consent of Parent, Acquisition Sub and the Company;

          (b) by Parent or the Company if any court or other Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by Parent or the Company, if Acquisition Sub shall have (i) failed to commence the Offer as provided in Section 1.1, (ii) terminated or withdrawn the Offer without purchasing any Shares pursuant to the Offer or
     (iii) failed to pay for Shares pursuant to the Offer by July 1, 1999 (the

     "Termination Date"); provided, that the right to terminate this Agreement
     -----------------    --------
     under this subparagraph (c) shall not be available (x) to any party (including Acquisition Sub's failure in the case of Parent) whose failure to fulfill any obligation under this Agreement has been the cause or resulted in one of the circumstances described in clause (i), (ii) or
     (iii), (y) to the Company if any of the events specified in Section 6.2(d) of the Stockholder Agreement shall have occurred, or a breach of the Stockholder Agreement by any Seller has been the cause or resulted in one of the circumstances described in clause (i), (ii), or (iii) or (z) to any party if Acquisition Sub, Parent or their affiliates shall have exercised the Option unless such exercise subsequently is voided under the terms of the Stockholder's Agreement;

          (d) by Parent or Acquisition Sub, at any time prior to the purchase by Acquisition Sub, Parent or their affiliates of Shares pursuant to and subject to the conditions of the Offer or the purchase of the KKR Shares upon the exercise of the Option pursuant to the Stockholder Agreement, if
     (i) any representation or warranty of the Company contained herein or of the Sellers contained in the Stockholder Agreement that is qualified as to materiality shall not be true and correct or any representation or warranty of the Company contained herein or of the Sellers contained in the Stockholder Agreement that are not so qualified shall not be true and correct in any material respect, (ii) there shall have been a breach of any covenant or agreement (including Section 6.9) of the Company contained herein or of the Sellers contained in the Stockholder Agreement (including Section 8 thereof) which would materially adversely affect (or materially delay) the consummation of the Offer or the Merger or the transactions contemplated by the Stockholder Agreement, which shall not have been cured prior to the earlier of 10 business days following notice of such breach and two business days prior to the date the Offer expires, provided, however, the Company will have no right to cure a
                    -------   --------
     breach of Section 6.9; or

          (e) by the Company prior to the purchase by Acquisition Sub, Parent or their affiliates of Shares pursuant to and subject to the conditions of the Offer or the purchase of any KKR Shares upon exercise of the Option pursuant to the Stockholders Agreement, if (i) there shall have been a material breach of any representation or warranty in this Agreement or the Stockholders Agreement on the part of Parent or Acquisition Sub which adversely affects (or materially delays) the consummation of the Offer or
     (ii) there shall have been a material breach of any covenant or agreement in this Agreement or the Stockholders Agreement on the part of Parent or Acquisition Sub which adversely affects (or materially delays) the consummation of the Offer which shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach and (B) two business days prior to the date on which the Offer expires.

          SECTION 8.2.  Effect of Termination.  In the event of the termination
                        ---------------------
and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto, other than the provisions of this Section 8.2 and Sections 4.8, 5.6, 6.3(b) and 8.3 and Article IX. The termination of this Agreement shall not relieve any party from liability for any willful breach of any covenant contained in this Agreement.

          SECTION 8.3.  Fees and Expenses.  Each party shall bear its own
                        -----------------
expenses and costs in connection with this Agreement and the transactions contemplated hereby.

          SECTION 8.4.  Amendment.  Subject to Section 1.3(c), this Agreement
                        ---------
may be amended by action
taken by the Company, Parent and Acquisition Sub at any time before or after adoption of the Merger by the stockholders of the Company (if required by applicable law) but, after any such approval, no amendment shall be made that requires the approval by the Company's stockholders without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 8.5.  Extension; Waiver.  Subject to Section 1.3(c), at any
                        -----------------
time prior to the Effective Time, the Company, on the one hand, and Parent and Acquisition Sub, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or
(iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.


                                   ARTICLE IX

                                 Miscellaneous
                                 -------------

          SECTION 9.1.  Non-Survival of Representations and Warranties.  None of
                        ----------------------------------------------
the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX. Each party hereto agrees that, except for the representations and warranties contained in this Agreement and the Stockholder Agreement, (i) none of the Company, Parent or Acquisition Sub or any of their respective officers, directors, employees, affiliates, agents, financial or legal advisors or other representatives makes any other representations or warranties, whatsoever, oral or written, express or implied, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, affiliates, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing, and (ii) none of the parties hereto is relying on any disclosure, statement, representation or warranty, oral or written, express or implied, made by any other party hereto or such party's officers, directors, employees, affiliates, agents, financial or legal advisors or other representatives.

          SECTION 9.2.  Entire Agreement; Assignment.  This Agreement (including
                        ----------------------------
the Schedules hereto), the Confidentiality Agreement and the Stockholder Agreement (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise; provided that Acquisition Sub may assign its rights and obligations
           --------
(including the right to purchase Shares in the Offer) in whole or in part to any direct or indirect subsidiary of GEC, p.l.c. (or the successor to the non-defense business of GEC, p.l.c.) (provided that such transferee agrees in writing to be bound by this Agreement), but no such assignment shall relieve Parent or Acquisition Sub of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 9.3.  Notices.  All notices, requests, claims, demands and
                        -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, overnight courier or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

     if to Parent or Acquisition Sub:

          GEC Incorporated and
          George Acquisition Corp.
          c/o Videojet Systems International, Inc.
          1500 Mittel Boulevard
          Wood Dale, Illinois 60191-1073

          Attention:  Patricia A. Hoffman, Secretary
          Facsimile:  (630) 238-3998

          with copies to:

          Mayer, Brown & Platt
          Bucklersbury House
          3, Queen Victoria Street
          London, EC4N 8EL, ENGLAND

          Attention:  Jeffrey I. Gordon
          Facsimile:  011-44-171-329-4455

          and

          Cravath, Swaine & Moore
          Worldwide Plaza
          825 Eighth Avenue
          New York, New York, 10019

          Attention:  Philip A. Gelston
          Facsimile:  (212) 474-3700

     if to the Company:

          Reltec Corporation
          5900 Landerbrook Drive, Suite 300
          Cleveland, Ohio 44124-4019

          Attention:  Valerie Gentile Sachs,
                      Vice President and General Counsel
          Facsimile:  (440) 460-3690

     with copies to:

          Latham & Watkins
          135 Commonwealth Drive
          Menlo Park, California 94025

          Attention:  Peter F. Kerman
          Facsimile:  (650) 463-4600

          Attention:  Peter F. Kerman
          Facsimile:  (650) 463-4600

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

          SECTION 9.4.  Governing Law.  This Agreement shall be governed by and
                        -------------
cons irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the States of Delaware and of the United States of America located in the State of Delaware or any appellate court thereof (the "Delaware Courts") for any litigation arising out of or relation to this
 -------- ------
Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such Delaware Courts), waives any objection to the laying of venue of any such litigation in the Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.4.

          SECTION 9.5.   Parties in Interest.  This Agreement shall be binding
                         -------------------
upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Article II (other than Section 2.8), Section 1.3(c) and Section 6.6 nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies or any nature whatsoever under or by reason of this Agreement.

          SECTION 9.6.   Remedies.  The parties hereto agree that irreparable
                         --------
damage would occur in the event any provision of this agreement was not performed in accordance with the terms hereof or otherwise breached and that the parties shall be entitled to specific performance of the terms hereof or to an injunction to prevent such breach, in addition to any other remedy at law or in equity.

          SECTION 9.7.  Severability.  The provisions of this Agreement shall be
                        ------------
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          SECTION 9.8.  Interpretation.  The descriptive headings herein are
                        --------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact or setting or such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

          SECTION 9.9.  Certain Definitions.  For purposes of this Agreement,
                        -------------------
the term:

          (a) "affiliate" of a person means a person that directly or
               ---------
     indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "business day" shall mean any day other than a Saturday, Sunday or
               ------------
     federal holiday;

          (c) "control" (including the terms "controlled by" and "under common
               -------
     control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "generally accepted accounting principles" shall mean the
               ----------------------------------------
     generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Company ended December 31, 1997 were prepared;

          (e) "including" means including, without limitation;
               ---------

          (f) "person" means an individual, corporation, partnership,
               ------
     association, trust, unincorporated organization, Governmental Entity, other entity or group (as defined in Section 13(d)(3) of the Exchange Act), and

          (g) "subsidiary" or "subsidiaries" of any person means any
               ----------      ------------
     corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

          SECTION 9.10.  Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                        RELTEC CORPORATION

                                        By:  /s/ Scott A. Fine
                                             -----------------
                                          Name:Scott A. Fine
                                          Title:Vice President


                                        GEC INCORPORATED

                                        By:  /s/ Michael Lester
                                             ------------------
                                          Name:Michael Lester
                                          Title:Director



                                        GEORGE ACQUISITION CORP.

                                        By:  /s/ John Mayo
                                             -------------
                                          Name:John Mayo
                                          Title:Director

                                                                         ANNEX A
                                OFFER CONDITIONS

          The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement, except that the term "Merger Agreement" shall be
                                                 ----------------
deemed to refer to the attached Agreement and the term "Commission" shall be
                                                        ----------
deemed to refer to the SEC.

          Notwithstanding any other provision of the Offer, Acquisition Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-l(c) under the Exchange Act (relating to Acquisition Sub's obligation to pay for or return Shares promptly after termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered pursuant to the Offer, and may terminate the Offer and not accept for payment any Shares, if (i) upon expiration of the Offer as determined in accordance with the Merger Agreement the Minimum Condition shall not have been satisfied, (ii) upon expiration of the Offer as determined in accordance with the Merger Agreement any applicable waiting period under the HSR Act shall not have expired or been terminated, (iii) Parent, Acquisition Sub and the Company shall not have obtained, on terms satisfactory to Parent in its reasonable discretion, from (A) the German Federal Cartel Office, during the one month time limit referred to in Section 40 paragraph 1 of the Act against Restraints on Competition, confirmation that the conditions for a prohibition in Section 36 paragraph 1 of the Act against Restraints on Competition are not fulfilled, or, if no such confirmation is received, the one month time limit having expired without the parties having been notified by the Federal Cartel Office that it has entered into the examination of the proposed concentration, (B) the consents, authorizations and approvals required by the Canadian Competition Act;
(C) confirmation from the Italian Autorita Garante della Concorrenza e del Mercato that it does not intend to initiate a second stage investigation of the transactions contemplated hereby (including the Merger) or any matters arising therefrom under Article 16 of Law no.287 of October 10, 1990; and (D) confirmation from the U.K. Office of Fair Trading that it is not the intention of the U.K. Secretary of State to refer the transactions contemplated hereby or any matters arising therefrom to the MMC, (iv) any other authorizations, consents, orders or approvals of, or declarations or filing with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to obtain would reasonably be expected to have a Material Adverse

Effect, a Parent Material Adverse Effect or a material adverse effect on the ability of the Company, Parent or Acquisition Sub to perform its obligations under the Merger Agreement, shall not have been obtained or satisfied on terms satisfactory to Parent in its reasonable discretion or (v) at any time on or after the date of the Merger Agreement and prior to the acceptance for payment of Shares, any of the following conditions occurs or has occurred:

          (a) there shall be pending any suit, action or proceeding by any Governmental Entity, that has a reasonable likelihood of success, (A) challenging the acquisition by Parent or Acquisition Sub of any Shares, seeking to restrain or prohibit the making or consummation of the Offer or the Merger, or seeking to obtain from the Company, Parent or any of their respective subsidiaries or affiliates any damages that are material in relation to the Company and its subsidiaries taken as a whole, (B) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries or affiliates of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries or affiliates, or to compel the Company, Parent or any of their respective Subsidiaries or affiliates to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries or affiliates which are material to Parent and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole, as the case may be, as a result of the Offer, the Merger or any of the other transactions contemplated by the Agreement or (C) which otherwise is reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder;

          (b) there shall be any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to (A) Parent, the Company or any of their respective Subsidiaries or affiliates or (B) the Offer or the Merger by any Governmental Authority that has or is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

          (c) there shall have occurred (A) any general suspension of trading in, or limitation on prices for, securities on any securities exchange or in the over-the-counter market in the United States or the United Kingdom for a period of 5 or more business days, (B) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or United Kingdom (whether or not mandatory) or (C) any material and mandatory limitation, by any United States or United Kingdom governmental authority or agency on the extension of credit by banks or other financial institutions generally; or

          (d) since the date of the Merger Agreement, there shall have occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably likely have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder; or

          (e) the Company shall have breached or failed to perform in any material respect any of its covenants or agreements under the Merger Agreement (including Section 6.9 thereof), or any Seller shall have breached or failed to perform in any material respect any of its covenants or agreements under the Stockholder Agreement which shall not have been cured prior to the earlier of 10 business days prior to the date the Offer expires; provided, however, the Company will have no right to cure a breach of Section 6.9 of the Merger Agreement and no Seller shall have any right to cure a breach of Section 8 of the Stockholder Agreement; or

          (f) any of the representations and warranties of the Company set forth in the Merger Agreement or of any Seller set forth in the Stockholder Agreement that are qualified as to materiality shall not be true and correct or any of the representations and warranties of the Company set forth in the Merger Agreement or of any Seller set forth in the Stockholder Agreement that are not so qualified shall not be true and correct in any material respect, in each case as if such representations and warranties were made at the time of such determination (or, in the case of any representation and warranty made as of a specified date, as of such date) and which inaccuracy shall not have been cured prior to the earlier of 10 business days following the notice of such inaccuracy and two business days prior to the date the Offer expires; or

          (g) the Merger Agreement shall have been terminated in accordance with its terms;

which, in the sole judgment of Parent or Acquisition Sub in any such case, and regardless of the circumstances (including any action or omission by Acquisition
Sub) giving rise to any such condition makes it inadvisable to proceed with such acceptance for payment or payments.

          The foregoing conditions are for the sole benefit of Parent and Acquisition Sub and may be asserted by Parent or Acquisition Sub regardless of the circumstances giving rise to any such condition or may be waived, subject to
Section 1.1 of the Merger Agreement that the Minimum Condition may not be waived without the written consent of the Company, by Acquisition Sub in whole or in part at any time or from time to time in their sole discretion. The failure by Parent or Acquisition Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time or from time to time.